UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously reported, Flowserve Corporation (the “Company”) is a defendant in a class action lawsuit that was filed in federal court in the Northern District of Texas (the “District Court”) in August 2003 alleging violations of federal securities laws. As also previously reported, the plaintiffs in that lawsuit appealed the District Court’s November 13, 2007 and January 4, 2008 rulings, which had denied the plaintiffs’ motion to certify the case as a class action and had granted summary judgment in the Company’s favor. On June 19, 2009 the federal Fifth Circuit Court of Appeals (the “Court of Appeals”) issued an opinion vacating the District Court’s denial of class certification, reversing in part and vacating in part the District Court’s entry of summary judgment, and remanding the case to the District Court for further proceedings consistent with the Court of Appeals’ opinion. As a result of the Court of Appeals’ opinion, the case will be returned to the District Court for further consideration of certain issues, including whether the plaintiffs can demonstrate that the case should be certified as a class action. The Company continues to believe that the lawsuit is without merit and that it has strong defenses to the case, and will continue to vigorously defend the case. Further description of the foregoing litigation as set forth in the Legal Proceedings section of the Company’s previously filed Quarterly Report on Form 10-Q for the period ended March 31, 2009 is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION
Dated: June 22, 2009	By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Senior Vice President, Secretary and General Counsel